UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2004

Amphenol Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-10879	22-2785165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

358 Hall Avenue Wallingford, Connecticut		06492
(Address of principal executive offices)		(Zip Code)

(203) 265-8900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 10, 2004, Amphenol Corporation (the “Company”) entered into Amendment No. 2 to the Credit Agreement (the “Amendment”), dated as of November 10, 2004, among the Company, the Lenders listed therein, Deutsche Bank Trust Company Americas, as Administrative Agent, and the Subsidiary Guarantors party thereto.  The Amendment, among other things, (i) reduces the LIBOR margin on the Tranche B term loan to 150 basis points, (ii) permits up to an additional $250,000,000 in term loans to be incurred under the Credit Agreement and (iii) amends certain negative covenants.

A copy of the Amendment is attached as Exhibit 10.1 hereto and is incorporated in this Item 1.01 by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the information under Item 1.01 of this Current Report which is incorporated herein by reference.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

10.1         Amendment No. 2 to Credit Agreement, dated November 10, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2004	AMPHENOL CORPORATION

	By:	/s/ Edward C. Wetmore
		Name:	Edward C. Wetmore
		Title:	Vice President, Secretary and
General Counsel